UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective October 1, 2024, Energous Corporation d/b/a Energous Wireless Power Solutions (the “Company”) entered into a subordinated business loan agreement (the “Loan Agreement”) with Agile Capital Funding, LLC and Agile Lending, LLC (collectively, the “Lender”), which provides for an initial term loan of $525,000, with the ability to receive additional term loans, upon request of the Company, of up to $1.6 million on the same terms of the initial term loan, subject to certain conditions and adjustment of the amortization payment schedule (such loans, the “Term Loan”).

Principal and interest of the initial term loan in the aggregate amount of $756,000 shall be repaid in weekly payments of $27,000 commencing on October 14, 2024, and shall be repaid on or before the maturity date of April 21, 2025 (the “Maturity Date”). The Term Loan may be prepaid prior to the Maturity Date, subject to a make-whole premium payment up to the aggregate amount of interest remaining to be paid through the Maturity Date, subject to a lesser make-whole premium payment if prepayment occurs prior to sixty calendar days after funding. The Term Loan is expressly subordinated to the Company’s obligations on certain senior indebtedness of the Company as provided in the Loan Agreement. Effective only upon the occurrence and continuance of an event of default under the Loan Agreement, the Company would grant the Lender a security interest in certain collateral, excluding intellectual property, of the Company as set forth in the Loan Agreement.

The Loan Agreement contains customary affirmative and negative covenants, representations and warranties, events of default and other provisions. In addition to the fixed per annum rate that is otherwise applicable under the Loan Agreement, an additional default interest rate of 5% per annum will become effective upon the occurrence and during the continuance of an event of default under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Subordinated Business Loan Agreement, dated October 1, 2024, by and between Energous Corporation, Agile Capital Funding, LLC, and Agile Lending, LLC.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: October 2, 2024	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Interim Principal Executive Officer and Chief Financial Officer